UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2013
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    Performance Share Unit Awards

On April 8, 2013, the Company, pursuant to Compensation Committee approval, granted a new type of long-term incentive compensation award under the Corporation's 2011 Incentive Compensation Plan (the “Plan”) known as performance share units, described below. The following table sets forth the dollar value of performance share unit awards granted on April 8, 2013 to named executive officers Messrs. Barger, Hayes, Hnat, Maruster and Powers:

Name	Title	Performance Share Units ($)
David Barger	Chief Executive Officer and President	400,000
Mark Powers	Executive Vice President and Chief Financial Officer	200,000
Robin Hayes	Executive Vice President and Chief Commercial Officer	300,000
James Hnat	Executive Vice President, General Counsel and Corporate Secretary	100,000
Robert Maruster	Executive Vice President and Chief Operating Officer	300,000

Each such dollar value is converted into a number of performance share units by dividing such dollar value by the closing price of our common stock on April 8, 2013. The form of award agreement for the performance share unit awards is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Each performance share unit award is denominated in units, the value of which corresponds to the value of up to 1½ shares of common stock of the Corporation.  At the beginning of the three-year performance period, which runs from January 1, 2013 through December 31, 2015, the applicable performance goals are established. At the end of the three-year performance period, the number of performance share units that are earned will depend on the extent to which these performance goals are achieved. These performance goals are based on 2 performance measures, each weighted 50%: (1) the Corporation's average annual return on invested capital, or “ROIC,” during the performance period, and (2) the Corporation's cost per available seat mile, excluding fuel, or “CASM,” during the performance period.

The following chart shows the percentage of the performance share units subject to each of these two performance measures that may be earned at each performance goal level:

Performance At	Percentage Earned
Maximum	150%
Target	100%
Minimum	50%
Below Minimum	0%

For performance between any two levels of performance goals the percentage of performance share units earned will be determined by linear interpolation.

Following the issuance of the Corporation's 2015 financial statements, the Compensation Committee (or a delegated subcommittee) will determine and certify in writing the performance goals that are attained by the Corporation and the number of performance share units earned, based on the terms described above. The earned performance share units will be settled as soon as reasonably practicable following completion of such determinations and certifications, but no later than March 15, 2016. The earned performance share units may be settled in shares, their cash equivalent (based on the fair market value of the Corporation's common stock as of the last trading date prior to the settlement date) or part shares and part cash. Any unearned performance share units will be forfeited.

Settlement of earned performance share units is generally conditioned on the grantee remaining employed by the Corporation through the date on which the performance share units are otherwise scheduled to be settled, as described above, except that (1)

if the grantee's employment terminates due to death, disability or normal retirement, then the grantee will retain his or her performance share units, which may be earned and settled, or forfeited, as described above at the end of the performance period, as if he continued to be employed through the payout date, provided that the number of any earned performance share units will be pro-rated based on the number of complete calendar months that have elapsed from the grant date through the date of such termination of employment, and (2) if the grantee's employment terminates due to early retirement, then the Compensation Committee may, in its sole discretion, determine that the grantee's performance share units will be retained and may be earned and settled as described in the preceding clause (1) of this sentence.

In the event of a Change in Control (as defined in the Plan) prior to the end of the performance period (and provided that the grantee's employment has not previously been terminated), then all outstanding performance share units will be deemed to be earned at the target performance level and will be paid in cash on, or within 5 business days after, the date of the Change in Control. This cash payment will generally equal the product of the number of performance share units so earned multiplied by the price per share offered in respect of the Corporation's common stock in conjunction with any transaction resulting in the Change in Control on a fully-diluted basis.

The description set forth above might not contain all of the information important to you and is subject to, and qualified in its entirety by, reference to the complete text of the form of performance share unit award agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Form of Performance Share Unit Award Agreement*†
__________

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION

Date: April 12, 2013	By:	/s/ Donald Daniels
Donald Daniels Vice President, Controller and Chief Accounting Officer (principal accounting officer)

EXHIBIT INDEX

10.1	Form of Performance Share Unit Award Agreement.*†
__________

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.